Registration Statement No. 333-209524

Registration Statement No. 333-203318

Registration Statement No. 333-199308

Registration Statement No. 333-199307

Registration Statement No. 333-191103

Registration Statement No. 333-191101

Registration Statement No. 333-183064

Registration Statement No. 333-183063

Registration Statement No. 333-170842

Registration Statement No. 333-161373

Registration Statement No. 333-160280

Registration Statement No. 333-160279

Registration Statement No. 333-152362

Registration Statement No. 333-150793

Registration Statement No. 333-149264

Registration Statement No. 333-148573

Registration Statement No. 333-147585

Registration Statement No. 333-147242

Registration Statement No. 333-145893

Registration Statement No. 333-144258

Registration Statement No. 333-139878

Registration Statement No. 333-128937

Registration Statement No. 333-106996

Registration Statement No. 333-106994

Registration Statement No. 333-90530

Registration Statement No. 333-85402

Registration Statement No. 333-67392

Registration Statement No. 333-74032

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-209524

Form S-8 Registration Statement No. 333-203318

Form S-8 Registration Statement No. 333-199308

Form S-8 Registration Statement No. 333-199307

Form S-8 Registration Statement No. 333-191103

Form S-8 Registration Statement No. 333-191101

Form S-8 Registration Statement No. 333-183064

Form S-8 Registration Statement No. 333-183063

Form S-8 Registration Statement No. 333-170842

Form S-8 Registration Statement No. 333-161373

Form S-8 Registration Statement No. 333-160280

Form S-8 Registration Statement No. 333-160279

Form S-8 Registration Statement No. 333-152362

Form S-8 Registration Statement No. 333-150793

Form S-8 Registration Statement No. 333-149264

Form S-8 Registration Statement No. 333-148573

Form S-8 Registration Statement No. 333-147585

Form S-8 Registration Statement No. 333-147242

Form S-8 Registration Statement No. 333-145893

Form S-8 Registration Statement No. 333-144258

Form S-8 Registration Statement No. 333-139878

Form S-8 Registration Statement No. 333-128937

Form S-8 Registration Statement No. 333-106996

Form S-8 Registration Statement No. 333-106994

Form S-8 Registration Statement No. 333-90530

Form S-8 Registration Statement No. 333-85402

Form S-8 Registration Statement No. 333-74032

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration Statement No. 333-67392

UNDER

THE SECURITIES ACT OF 1933

ALERE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3565120
(State of Incorporation)	(I.R.S. Employer Identification No.)

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

(781) 647-3900

(Address of Registrant’s Principal Executive Offices)(Zip code)

ALERE INC. 2010 STOCK OPTION AND INCENTIVE PLAN

ALERE INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

LETTER AGREEMENT DATED AS OF MARCH 19, 2015 BETWEEN ALERE INC. AND JAMES F. HINRICHS

CONCATENO PLC ENTERPRISE MANAGEMENT INCENTIVES PLAN

CONCATENO PLC EMPLOYEE BENEFIT TRUST INCENTIVE PLAN

COZART PLC 2004 ENTERPRISE MANAGEMENT INCENTIVE PLAN

MANAGEMENT ARRANGEMENTS PURSUANT TO THAT CERTAIN FRAMEWORK AGREEMENT DATED JUNE 5, 2009 BY AND AMONG INVERNESS MEDICAL INNOVATIONS, INC., CONCATENO PLC, MARWYN NEPTUNE FUND L.P. (ACTING BY ITS GENERAL PARTNER MARWYN GENERAL PARTNER LIMITED) AND SG HAMBROS TRUST COMPANY (CHANNEL ISLANDS) LIMITED (AS TRUSTEE OF THE CONCATENO PLC EMPLOYEE BENEFIT TRUST)

INVERNESS MEDICAL INNOVATIONS, INC. 2001 STOCK OPTION AND INCENTIVE PLAN

INVERNESS MEDICAL INNOVATIONS, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

MATRIA HEALTHCARE, INC. LONG-TERM STOCK INCENTIVE PLAN

MATRIA HEALTHCARE, INC. 2002 STOCK INCENTIVE PLAN

MATRIA HEALTHCARE, INC. 2001 STOCK INCENTIVE PLAN

MATRIA HEALTHCARE, INC. 2000 STOCK INCENTIVE PLAN

MATRIA HEALTHCARE, INC. 1997 STOCK INCENTIVE PLAN

MATRIA HEALTHCARE, INC. 1996 STOCK INCENTIVE PLAN

MATRIA HEALTHCARE, INC. 2005 DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN

MATRIA HEALTHCARE, INC. 2000 DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN

MATRIA HEALTHCARE, INC. 1996 DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN

MARKETRING.COM, INC. 1999 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

BBI HOLDINGS PLC SAYE SHARE OPTION SCHEME

BBI HOLDINGS PLC UNAPPROVED SHARE OPTION SCHEME

BBI HOLDINGS PLC EMI SCHEME

OPTION DEEDS BETWEEN BBI HOLDINGS PLC AND DAVID EVANS DATED APRIL 28, 2004 AND DECEMBER 10, 2007

AGORA PARENT, INC. 2007 STOCK OPTION AND GRANT PLAN

AGORA PARENT, INC. PREFERRED STOCK OPTION AGREEMENTS DATED APRIL 2, 2007

HEMOSENSE, INC. AMENDED AND RESTATED 1997 STOCK PLAN

HEMOSENSE, INC. 2005 EQUITY INCENTIVE PLAN

CHOLESTECH CORPORATION 1997 STOCK INCENTIVE PROGRAM

CHOLESTECH CORPORATION 1999 NONSTATUTORY STOCK OPTION PLAN

CHOLESTECH CORPORATION 2000 STOCK INCENTIVE PROGRAM

BIOSITE INCORPORATED AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

BIOSITE INCORPORATED 2002 NONQUALIFIED STOCK INCENTIVE PLAN

OSTEX INTERNATIONAL, INC. AMENDED AND RESTATED STOCK OPTION PLAN

OSTEX INTERNATIONAL, INC. AMENDED AND RESTATED 1994 STOCK OPTION PLAN

OSTEX INTERNATIONAL, INC. AMENDED AND RESTATED DIRECTORS’ NONQUALIFIED STOCK OPTION PLAN

IVC INDUSTRIES, INC. 1995 STOCK OPTION PLAN

IVC INDUSTRIES, INC. NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

INVERNESS MEDICAL INNOVATIONS, INC. NON-QUALIFIED STOCK OPTION AGREEMENT FOR E. JOSEPH EDELL

STOCK OPTION AGREEMENTS OF INVERNESS MEDICAL TECHNOLOGY, INC.(AS ASSUMED BY INVERNESS MEDICAL INNOVATIONS, INC.): THE SELFCARE, INC. 1992 STOCK PLAN; THE SELFCARE, INC. 1994 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN; THE SELFCARE, INC. AMENDED AND RESTATED 1996 STOCK OPTION AND GRANT PLAN, AS AMENDED; THE INVERNESS MEDICAL TECHNOLOGY, INC. AMENDED AND RESTATED 2000 STOCK OPTION AND GRANT PLAN; THE INTEG INCORPORATED (FORMERLY INOMET, INC.) 1991 INCENTIVE AND STOCK OPTION PLAN; THE INTEG INCORPORATED 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN; AND THE INTEG INCORPORATED 1996 DIRECTOR’S STOCK OPTION PLAN

(Full Titles of the Plans)

Karen M. Peterson

Vice President and Treasurer

Alere Inc.

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

(781) 647-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment, filed by Alere Inc., a Delaware corporation (the “Company”), relates to the following Registration Statements (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by the Company pertaining to the described number of shares of common stock of the Company (including any predecessor company) issuable pursuant to the described plan:

File Number	Date filed with SEC	Security registered	Number of shares	Plan
333-209524	2/12/16	Common Stock (A)	7,000,000	(1)
333-203318	4/9/15	Common Stock (A)	300,000	(2)
333-199308	10/14/14	Common Stock (A)	2,000,000	(1)
333-199307	10/14/14	Common Stock (A)	1,000,000	(3)
333-191103	9/11/13	Common Stock (A)	2,000,000	(1)
333-191101	9/11/13	Common Stock (A)	1,000,000	(3)
333-183064	8/3/12	Common Stock (A)	3,500,000	(1)
333-183063	8/3/12	Common Stock (A)	1,000,000	(3)
333-170842	11/26/10	Common Stock (A)	1,653,663	(1)
333-161373	8/14/09	Common Stock (B)	446,227	(4)
333-160280	6/26/09	Common Stock (B)	1,000,000	(5)
333-160279	6/26/09	Common Stock (B)	1,000,000	(6)
333-152362	7/16/08	Common Stock (B)	500,000	(6)
333-150793	5/9/08	Common Stock (B)	1,490,819	(7)
333-149264	2/15/08	Common Stock (B)	358,489	(8)
333-148573	1/10/08	Common Stock (B)	3,000,000	(5)
333-147585	11/21/07	Common Stock (B)	380,894	(9)
333-147242	11/8/07	Common Stock (B)	380,839	(10)
333-145893	9/6/07	Common Stock (B)	744,538	(11)
333-144258	7/2/07	Common Stock (B)	2,111,570	(12)
333-139878	1/9/07	Common Stock (B)	2,000,000	(5)
333-128937	10/11/05	Common Stock (B)	750,000	(5)
333-106996	7/11/03	Common Stock (B)	500,000	(5)
333-106994	7/11/03	Common Stock (B)	292,610	(13)
333-90530	6/14/02	Common Stock (B)	1,000,000	(5)
333-85402	4/2/02	Common Stock (B)	115,744	(14)
333-67392	11/27/01	Common Stock (B)	929,456	(15)
333-74032	11/27/01	Common Stock (B)	3,155,890	(5), (6)

Notes

(A)       Alere Inc.’s common stock, par value $0.001 per share

(B)       Inverness Medical Innovations, Inc.’s (predecessor company) common stock, $0.001 par value per share

(1)         Alere Inc. 2010 Stock Option And Incentive Plan

(2)         Letter Agreement dated as of March 19, 2015 between Alere Inc. and James F. Hinrichs

(3)         Alere Inc. 2001 Employee Stock Purchase Plan

(4)         Concateno plc Enterprise Management Incentives Plan

Concateno plc Employee Benefit Trust Incentive Plan

Cozart plc 2004 Enterprise Management Incentive Plan

Management Arrangements pursuant to that certain Framework Agreement dated June 5, 2009 by and among Inverness Medical Innovations, Inc., Concateno plc, Marwyn Neptune Fund L.P. (acting by its general partner Marwyn General Partner Limited) and SG Hambros Trust Company (Channel Islands) Limited (as trustee of the Concateno plc Employee Benefit Trust)

(5)         Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan

(6)         Inverness Medical Innovations, Inc. 2001 Employee Stock Purchase Plan

(7)         Matria Healthcare, Inc. Long-Term Stock Incentive Plan

Matria Healthcare, Inc. 2002 Stock Incentive Plan

Matria Healthcare, Inc. 2001 Stock Incentive Plan

Matria Healthcare, Inc. 2000 Stock Incentive Plan

Matria Healthcare, Inc. 1997 Stock Incentive Plan

Matria Healthcare, Inc. 1996 Stock Incentive Plan

Matria Healthcare, Inc. 2005 Directors’ Non-Qualified Stock Option Plan

Matria Healthcare, Inc. 2000 Directors’ Non-Qualified Stock Option Plan

Matria Healthcare, Inc. 1996 Directors’ Non-Qualified Stock Option Plan

MarketRing.Com, Inc. 1999 Stock Option and Stock Appreciation Rights Plan

(8)         BBI Holdings Plc SAYE Share Option Scheme

BBI Holdings Plc Unapproved Share Option Scheme

BBI Holdings Plc EMI Scheme

Option Deeds between BBI Holdings Plc and David Evans dated April 28, 2004 and December 10, 2007

(9)         Agora Parent, Inc. 2007 Stock Option and Grant Plan

Agora Parent, Inc. Preferred Stock Option Agreements dated April 2, 2007

(10)  HemoSense, Inc. Amended and Restated 1997 Stock Plan

HemoSense, Inc. 2005 Equity Incentive Plan

(11)  Cholestech Corporation 1997 Stock Incentive Program

Cholestech Corporation 1999 Nonstatutory Stock Option Plan

Cholestech Corporation 2000 Stock Incentive Program

(12)  Biosite Incorporated Amended and Restated 1996 Stock Incentive Plan

Biosite Incorporated 2002 Nonqualified Stock Incentive Plan

(13)  Ostex International, Inc. Amended and Restated Stock Option Plan

Ostex International, Inc. Amended and Restated 1994 Stock Option Plan

Ostex International, Inc. Amended and Restated Directors’ Nonqualified Stock Option Plan

(14)  Ivc Industries, Inc. 1995 Stock Option Plan

Ivc Industries, Inc. Non-Employee Directors’ Stock Option Plan

Inverness Medical Innovations, Inc. Non-Qualified Stock Option Agreement for E. Joseph Edell

(15)  Stock Option Agreements of Inverness Medical Technology, Inc.

(as assumed by Inverness Medical Innovations, Inc.):

The Selfcare, Inc. 1992 Stock Plan; the Selfcare, Inc. 1994 Incentive and Non-Qualified Stock Option Plan; the Selfcare, Inc. Amended and Restated 1996 Stock Option and Grant Plan, as amended; the Inverness Medical Technology, Inc. Amended and Restated 2000 Stock Option and Grant Plan; the Integ Incorporated (formerly Inomet, Inc.) 1991 Incentive and Stock Option Plan; the Integ Incorporated 1994 Long-Term Incentive and Stock Option Plan; and the Integ Incorporated 1996 Director’s Stock Option Plan

The Company is filing this Post-Effective Amendment to each of these Registration Statements to withdraw and remove from registration the registered but unissued securities issuable by the Company (including any predecessor company) pursuant to the above-referenced Registration Statements.

On October 3, 2017, pursuant to the Agreement and Plan of Merger, dated as of January 30, 2016, as amended on April 13, 2017, by and among Abbott Laboratories, an Illinois Corporation (“Abbott”), the Company and Angel Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Abbott (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Abbott.

As a result of the Merger, the offerings of the Company’s securities pursuant to each of the above-referenced Registration Statements have been terminated. In accordance with the undertakings made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under each of the Registration Statements that remain unissued at the termination of the offerings, the Company hereby removes from registration the securities registered but unissued under each of the Registration Statements. Each of the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abbott Park, State of Illinois, on this 3rd day of November, 2017.

Alere Inc.

By:	/s/ Karen M. Peterson
Name: Karen M. Peterson
Title: Vice President and Treasurer

*Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.